Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-116232) of Prana Biotechnology Limited (the "Company") of our report dated September 29, 2006 (June 18, 2007 as to the effects of the restatement discussed in Note 29) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the reconciliation to accounting principles generally accepted in the United States of America presented in Note 27, going concern discussed in Note 1 and the restatement discussed in Note 29) relating to the Company's consolidated financial statements as of June 30, 2006 and for each of the two years in the period ended June 30, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to Registration Statement on Form F-3.






/s/Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU

Melbourne, Victoria, Australia

28 February 2008